For media inquiries:
Michael Rubbinaccio, HomeStreet Bank
206-389-4433

HomeStreet, Inc. to Acquire
Orange County Business Bank

SEATTLE, Wash. & IRVINE, Calif.-September 28, 2015-HomeStreet, Inc. (NASDAQ: HMST) (“HomeStreet”) has entered into a definitive agreement under which it will acquire Orange County Business Bank (OTC: OCBB) (“OCBB”), a California banking corporation.

The proposed transaction was approved by the boards of both companies and is expected to close late in the fourth quarter of 2015 or early in the first quarter of 2016, subject to certain conditions set forth in the merger agreement and the customary closing conditions, including OCBB shareholder and state and federal regulatory approvals.

Under the terms of the agreement, HomeStreet will acquire Orange County Business Bank for $11.70 per share, or a total value of $55.3 million with $5.5 million paid in cash and the remainder in HomeStreet common stock. The merger agreement provides for an adjustment to the number of shares of HomeStreet stock issuable in the transaction if HomeStreet’s average closing stock price, as measured during a ten-day trading day period ending on and excluding the fifth day prior to the closing date, falls outside a range of 90 percent to 115 percent of the average closing price measured during such a period prior to the signing date.

Orange County Business Bank serves businesses throughout the region with a strong customer-service focus and dedication to the local business community. This acquisition provides OCBB with substantial additional resources to better serve clients, including higher loan limits and a broader menu of commercial and consumer loan, deposit, investment and insurance products and services.

“HomeStreet feels like OCBB at a $5 billion size,” said Orange County Business Bank’s Chairman and CEO JP Gough. “I am impressed by the similarity in the way these two organizations think and the caliber of people our banks employ.”

“Orange County Business Bank brings to HomeStreet a team of very talented and dedicated bankers who know the community and the unique needs of businesses,” said HomeStreet President and CEO Mark K. Mason. “Customers will continue to receive the high-quality, personalized service they currently enjoy and will now have a wider range of products and services available to them from the team they know and trust. The two banks share a similar philosophy on providing exceptional customer service through a relationship-based approach to banking, all with a strong commitment to serving the local community. ”

Orange County Business Bank is headquartered in Irvine, Calif. and operates one business banking office at its headquarters building in Irvine. The bank has approximately $200 million in assets and total gross loans of more than $128 million as of June 30, 2015. Upon completion of the merger, the Orange County Business Bank office will become an office of HomeStreet Bank.

On a pro forma basis, the combined company will have approximately $5.01 billion in assets based on June 30, 2015 balances. Currently, the two companies together have a network of 112 retail deposit branches and stand-alone lending centers in eight states.

HomeStreet will conduct a conference call for shareholders and analysts on Tuesday, September 29, 2015 at 1:00 p.m. EDT. Mark Mason, HomeStreet’s President and CEO, will review the transaction presentation and answer questions. Interested parties may register in advance at http://dpregister.com/10073374 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10073374. The information to be discussed in the conference call will be available on HomeStreet's website at 12:00 pm EDT on Monday, September 28, 2015.

MJ Capital Partners, LLC served as financial advisors and Davis Wright Tremaine LLP served as legal advisors to HomeStreet, Inc. Sandler O’Neill & Partners, L.P. served as financial advisors and King, Holmes, Paterno & Soriano, LLP served as legal advisors to OCBB.

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Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank, Orange County Business Bank and their respective operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements about the timing and likelihood of the consummation of the acquisition, shareholder approvals, regulatory approvals, the successful integration of their employees and customers and anticipated size of the combined entity, as well as statements that anticipate these events, are forward looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s and Orange County Business Bank’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to obtain federal and state regulatory approval, Orange County Business Bank’s ability to obtain required shareholder approvals, our ability to retain the assets and customers related to this merger, our ability to realize the revenue enhancements and other benefits expected from these transactions, and our ability to successfully integrate the two institutions, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in HomeStreet’s Quarterly Report on Form 10-Q for the period ended June 30, 2015. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

The merger will require the approval of Orange County Business Bank’s shareholders. This announcement is not a recommendation in favor of a vote on the transaction, nor is it a solicitation of proxies in connection with any such vote. Orange County Business Bank will prepare and mail a proxy statement and other relevant documents to its shareholders in connection with the merger. The parties also will apply to register the HomeStreet shares to be issued in the transaction following a fairness hearing to be convened by the Commissioner of the California Department of Business Oversight. Details about the fairness hearing, including a formal notice of the hearing, will be published and made available to Orange County Business Bank shareholders in accordance with Section 25142 of the California Corporations Code.

SHAREHOLDERS OF ORANGE COUNTY BUSINESS BANK ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS THE FAIRNESS HEARING NOTICE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT, IN ADDITION TO ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement, fairness hearing notice, and other relevant materials (when they become available) may be obtained free of charge by contacting the Corporate Secretary of Orange County Business Bank at 949-221-0001.

Orange County Business Bank and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Orange County Business Bank in connection with the proposed merger. Information concerning such participants’ ownership of Orange County Business Bank and HomeStreet common shares will be set forth in the proxy statement relating to the merger when it becomes available. This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities.

About HomeStreet, Inc.

HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, mortgage lending, commercial real estate and residential construction financing, private banking, investment and insurance products and services in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

About Orange County Business Bank

Orange County Business Bank (OTC:OCBB) offers complete relationship banking services for locally owned and operated businesses, professional practices and commercial/industrial companies of Orange County and adjacent markets. The bank’s services include a broad selection of depository as well as business loans and commercial real estate financing products uniquely designed for each client. The bank maintains its administrative offices at 17901 Von Karman, Suite 100, Irvine, California 92614. The bank’s website is www.ocbusinessbank.com.

Investor Relations Contacts:

HomeStreet, Inc.
Mark Hettel, 206-389-6303
Investor Relations
mark.hettel@homestreet.com
http://ir.homestreet.com

Orange County Business Bank
Victor Guerrero, 949-221-0001
Executive Vice President and CFO
vguerrero@ocbusinessbank.com
http://www.ocbusinessbank.com/